Exhibit 10.1


                   CFW COMMUNICATIONS COMPANY

            NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

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                   CFW COMMUNICATIONS COMPANY
            NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                            ARTICLE I

                           DEFINITIONS

1.01. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.02.    BOARD means the Board of Directors of the Company.

1.03. BUSINESS DAY means any day other than Saturday, Sunday, or a Company holiday.

1.04. CODE means the Internal Revenue Code of 1986, as amended.

1.05.    COMMON STOCK means the common stock of the Company.

1.06.    COMPANY means CFW Communications Company.

1.07. DATE OF GRANT means each January 2 or if January 2 is not a Business Day, the next Business Day thereafter during the term of the Plan.

1.08.    DIRECTOR means a member of the Board.

1.09. DISABILITY means a permanent and total disability as defined in Section 22(e)(3) of the Code.

1.10. ELECTION DATE means each December 15 during the term of the Plan.

1.11. FAIR MARKET VALUE means, on any given date, the average of the closing bid and asked prices of a share of Common Stock as reported by such source as the Board may select. If there is no closing bid and asked price for the common stock on such day, then Fair Market Value means the average of the closing bid and asked prices as reported on the next preceding day as reported by such source as the Board may select.

1.12. OPTION means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common
Stock at the shares' Fair Market Value.

1.13. PARTICIPANT means a Director who is not an employee of the Company on the applicable Date of Grant.

1.14.    PLAN means the CFW Communications Company Non-Employee
Directors' Stock Option Plan.

1.15.    PRIMARY OPTION means an Option granted on January 2,
1997.

1.16. RETAINER FEE means any compensation payable to a Director without regard to the Director's attendance at any meeting of the Board.

                           ARTICLE II

                            PURPOSES

     The Plan is intended to promote a greater identity of interest between Participants and the Company's shareholders. The Plan is also intended to provide an attractive investment opportunity for Participants by allowing Participants to receive Options in lieu of all or part of their annual Retainer Fee.

                           ARTICLE III

                         ADMINISTRATION

     The Plan shall be administered by the Board. The Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board or in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

                           ARTICLE IV

                        GRANT OF OPTIONS

     On or before each Election Date, each Participant may elect to receive an Option on the next Date of Grant in lieu of all or part of the Retainer Fee, in multiples of ten percent, otherwise payable to the Participant during the next following calendar year. Except as provided in Article XIII, the Participant's decision to receive an Option shall be irrevocable. Prior to each Election Date the Board shall determine the number of shares of Common Stock for which an Option shall be granted for a stated amount of Retainer Fee relinquished by a Participant. All Options shall be evidenced by Agreements which shall be subject to the applicable provisions of the Plan and to such other provisions as the Board may adopt.

                            ARTICLE V

                    STOCK SUBJECT TO OPTIONS

     Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 25,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                           ARTICLE VI

                          OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be the shares' Fair Market Value on the Option's Date of Grant.

                           ARTICLE VII

                       EXERCISE OF OPTIONS

7.01. MAXIMUM OPTION PERIOD. No Option shall be exercisable after the expiration of ten years from its Date of Grant.

7.02. NONTRANSFERABILITY. Options granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                          ARTICLE VIII

                       METHOD OF EXERCISE

8.01. EXERCISABILITY OF PRIMARY OPTIONS. Subject to the provisions of Articles VII, X, and XV, a Primary Option shall become exercisable with respect to any number of whole shares that equals, or most nearly equals but does not exceed, five-twelfths (5/12) of the shares covered by the Option on May 1, 1997, and with respect to an additional number of whole shares that equals, or most nearly equals but does not exceed, one-twelfth (1/12) of the shares covered by the Option on the first day of each of the six months thereafter and with respect to the remaining shares, on December 1, 1997. The preceding sentences to the contrary notwithstanding and subject to the provisions of Articles VII, X, and XV, Primary Options shall become fully exercisable if the Participant ceases to be a Director due to the Participant's death or Disability.

8.02. EXERCISABILITY OF ALL OTHER OPTIONS. Subject to the provisions of Articles VII, X, and XV, an Option other than a Primary Option shall be exercisable with respect to any number of whole shares that equals, or most nearly equals but does not exceed, one-twelfth of the shares subject to the Option on the Option's Date of Grant, and shall become exercisable with respect to an additional number of whole shares that equals, or most nearly equals but does not exceed, one-twelfth of the shares subject to the Option on the first day of each of the ten months thereafter and with respect to the remaining shares on the December 1 next following the Option's Date of Grant. The preceding sentences to the contrary notwithstanding and subject to the provisions of Articles VII, X, and XV, an Option shall become fully exercisable if the Participant ceases to be a Director as a result of the Participant's death or Disability.

8.03. PAYMENT. Payment of the Option price may be made in cash, by the surrender of shares of Common Stock, or a combination thereof. If Common Stock is used to pay all or part of the Option price, the sum of the cash paid and the Fair Market Value (determined as of the day before the date of exercise) of any shares surrendered must not be less than the Option price for the shares for which the Option is exercised.

8.04. TERMINATION OF BOARD MEMBERSHIP. An Option shall be forfeited as of the date that the Participant ceases to be a Director except to the extent that the Option is then exercisable or becomes exercisable as of that date. An Option that is exercisable or that becomes exercisable when a Participant ceases to be a Director may be exercised (by the Participant or his estate or beneficiary following his death) until the date that is ten years from the Option's Date of Grant.

8.05. SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to his Option until the date of exercise of such Option.

                           ARTICLE IX

             ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares that may be issued upon the exercise of options under this Plan, and the terms of outstanding Options shall be adjusted as the Board shall determine to be equitably required in the event that the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction described in Section 424 of the Code applies. Any determination made under this Article IX by the Board shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

                            ARTICLE X

      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                           ARTICLE XI

                       GENERAL PROVISIONS

11.01. EFFECT ON SERVICE. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any Participant any right to continue service as a Director.

11.02. UNFUNDED PLAN. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                           ARTICLE XII

                            AMENDMENT

     The Board may amend this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) materially changes the class of individuals eligible to become Participants or (iii) materially increases the benefits that may accrue to Participants under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                          ARTICLE XIII

                           TERMINATION

     The Board may terminate this Plan at any time. This Plan will terminate automatically, without any action of the Board if, on any Date of Grant, there are insufficient shares available for the grant of Options in accordance with the terms of the Plan in which event Participants' elections with respect to such Options shall be rescinded and such Participants' entire retainer fee shall be payable in its customary fashion. The termination of this Plan shall not affect any rights of a Participant under any Option outstanding at the time of such termination.

                           ARTICLE XIV

                        DURATION OF PLAN

     No Option may be granted under this Plan after January 2, 2006. Options granted on or before January 2, 2006, shall remain valid in accordance with their terms.

                           ARTICLE XV

                     EFFECTIVE DATE OF PLAN

     No Option granted under this Plan may become exercisable until this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at the 1997 annual meeting of the Company's shareholders. In the event that the Company's shareholders do not approve the Plan, each Participant shall receive a cash payment on May 1, 1997 equal to the value of any Retainer Fees relinquished pursuant to Section 4.01.